As filed with the Securities and Exchange Commission on May 5, 2000 -
                                                Registration No. _______________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CLARION TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

         Michigan                                       91-1407411
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                 6719 Pine Ridge Court, Jenison, Michigan 49428
           (Address of Principal Executive Offices Including Zip Code)

                Clarion Technologies, Inc. 1998 Stock Option Plan
                Clarion Technologies, Inc. 1999 Stock Option Plan
                            (Full Title of the Plans)

        David W. Selvius, 6719 Pine Ridge Court, Jenison, Michigan 49428
                     (Name and address of agent for service)

                                 (616) 669-6800
          (Telephone number, including area code, of agent for service)

                          Copies of Communications to:
                              Michael G. Wooldridge
                    Varnum, Riddering, Schmidt & Howlett LLP
                         Bridgewater Place, P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000
                                     -----
                                                 CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                             Proposed              Proposed
                                                              Maximum               Maximum               Amount of
    Title of Securities            Amount to be            Offering Price          Aggregate            Registration
     to be Registered               Registered (1)          Per Share (2)       Offering Price(2)             Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock
($.001 value)                      1,750,000                  $4.532            $7,931,000                 $2,094
======================================================================================================================

(1) Includes (a) 750,000 shares that may be issued pursuant to the Clarion Technologies, Inc. 1998 Stock Option Plan, and (b) 1,000,000 shares that may be issued pursuant to the Clarion Technologies, Inc. 1999 Stock Option Plan.
(2) For the purpose of computing the registration fee only, the price shown is based upon the price of $4.532 per share, the average of the high and low sale prices for the Common Stock of the Registrant in the NASDAQ Small Cap Market on May 2, 2000, in accordance with Rule 457(h).

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1999, which has been filed by the Registrant with the Commission (File No. 0-24690), are incorporated herein by reference. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the foregoing Annual Report on Form 10-KSB are incorporated herein by reference. All other reports or documents filed by the Registrant pursuant to the requirements of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The description of the Registrant's Common Stock, the class of securities offered pursuant to this Registration Statement, is contained in the Registrant's Registration Statement filed pursuant to Section 12 of the Exchange Act, and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating that description.

Item 4.  Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

     Not applicable

Item 6.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Certificate of Incorporation, as amended, of the Registrant provides that to the fullest extent permitted by applicable law, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting Delaware corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation provided that (i) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and (ii) in the case of a criminal proceeding such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions or suits by or in the right of the corporation, no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Indemnification as described above shall be granted in a specific case only upon a determination that indemnification is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made (a) by a majority vote of the directors who are not a parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders of the corporation. The By-Laws o the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     Reference is made to the Exhibit Index which appears on page S-6.

Item 9.  Undertakings.



     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the

Securities Exchange Act of 1934, and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jenison, State of Michigan, on the 3rd day of May, 2000.

                                            CLARION TECHNOLOGIES, INC.


                                            By  /s/ William Beckman
                                                William Beckman, President



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Beckman and David W. Selvius, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on May 3, 2000, by the following persons in the capacities indicated.


/s/ William Beckman                 /s/ David W. Selvius
William Beckman, President          David W. Selvius, Chief Financial Officer
(Principal Executive Officer)       (Principal Financial and Accounting Officer)


/s/ Jack D. Rutherford              /s/ Harrington Bischof
Jack D. Rutherford, Director        Harrington Bischof, Director


/s/ Bryan C. Cressey                /s/ Terence M. Graunke
Bryan C. Cressey, Director          Terence M. Graunke, Director


/s/ Fred Sotok                      /s/ Frank T. Steck
Fred Sotok, Director                Frank T. Steck, Director


/s/ Craig Wierda                    /s/ Troy D. Wiseman
Craig Wierda, Director              Troy D. Wiseman, Director

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     As Independent Public Accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 15, 2000, included in Clarion Technologies, Inc.'s Form 10-KSB for the year ended December 31, 1999, and to all references to our Firm included in this Registration Statement.



                                        /s/ Perrin, Fordree & Company, P.C.
                                        Perrin, Fordree & Company, P.C.




May 1, 2000
Troy, Michigan

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:


Exhibit 4.1 Clarion Technologies, Inc. 1998 Stock Option Plan, incorporated by reference to Exhibit 10-1 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1998

Exhibit 4.2 Clarion Technologies, Inc. 1999 Stock Option Plan, incorporated by reference to Exhibit 10(c) to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1999

Exhibit 5 Opinion of Varnum, Riddering, Schmidt & Howlett LLP with respect to the legality of the securities being registered

Exhibit 23.1 Consent of Perrin, Fordee & Company, P.C.- included on page S-6 hereof

Exhibit 23.2 Consent of Varnum, Riddering, Schmidt & Howlett LLP (included with the opinion filed as Exhibit 5)

Exhibit 24     Power of Attorney - included on page S-5 hereof

                                    EXHIBIT 5




                                   May 3, 2000

Clarion Technologies, Inc.
6719 Pine Ridge Court
Jenison, Michigan 49428

          Re: Registration Statement on Form S-8 Relating to the Clarion Technologies, Inc.
               1999 Stock Option Plan and the Clarion Technologies, Inc. 1998 Stock Option Plan (collectively the "Plans")

Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement") filed by Clarion Technologies, Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933, as amended, 1,750,000 shares of the Company's common stock, par value $.001 per share, for issuance pursuant to the Plans, we have examined such documents and questions of law we consider necessary or appropriate for the purpose o giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 1,750,000 shares covered by the Registration Statement, upon the exercise of stock options, at the prices described in the Registration Statement but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plans and the Registration Statement, will be duly and legally authorized, issued and outstanding, and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                     VARNUM, RIDDERING, SCHMIDT & HOWLETTLLP



                  /s/ Varnum, Riddering, Schmidt & Howlett LLP